     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 1998.

                                                      REGISTRATION NO. 333-42117
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           TRANSWESTERN HOLDINGS L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   2741                                  33-0560667
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NO.)

                            ------------------------

                               TWP CAPITAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   2741                                  33-0779058
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NO.)

                            ------------------------

                         8344 CLAIREMONT MESA BOULEVARD
                          SAN DIEGO, CALIFORNIA 92111
                           TELEPHONE: (619) 467-2800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                JOAN M. FIORITO                                      COPY TO:
         8344 CLAIREMONT MESA BOULEVARD                      WILLIAM S. KIRSCH, P.C.
          SAN DIEGO, CALIFORNIA 92111                            KIRKLAND & ELLIS
           TELEPHONE: (619) 467-2800                         200 EAST RANDOLPH DRIVE
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                TELEPHONE NUMBER,                            CHICAGO, ILLINOIS 60601
   INCLUDING AREA CODE, OF AGENT FOR SERVICE)               TELEPHONE: (312) 861-2000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Holdings. Holdings is a limited partnership organized under the laws of the State of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the "Act") provides that, subject to such standards and restrictions, if any, as are set forth in its limited partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any member or general partner or other person from and against any and all claims and demands whatsoever.

     Section 5.10 of Holdings' Third Amended and Restated Agreement of Limited Partnership provides, among other things, that Holdings shall indemnify and hold harmless TCC and each affiliate, officer, director, controlling person, partner, employee or shareholder of TCC ("Indemnified Person") from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts relating to any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, which relate to TCC's status or activities as the general partner or to Holdings' property, business or affairs ("Claims"). An Indemnified Person's expenses paid or incurred in defending itself against any Claim shall be reimbursed as paid or incurred.

     Holdings may maintain insurance, at its expense, to protect any person against any expense, liability or loss, to the extent that Holdings would have the power to indemnify such person against such expense, liability or loss under the Act.

     Holdings intends to obtain insurance policies covering all of its directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     Capital.  Capital is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware, inter alia ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

     Capital's Certificate of Incorporation provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of Capital shall not be liable to Capital or its stockholders for monetary damages for a breach of fiduciary duty as a director.

     Article V of the By-laws of Capital ("Article V") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of Capital as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by Capital to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Capital to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, Capital shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of Capital.

     Article V also provides that persons who are not covered by the foregoing provisions of Article V and who are or were employees or agents of Capital, or who are or were serving at the request of Capital as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

     Article V further provides that Capital may purchase and maintain insurance on its behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of Capital or was serving at the request of Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not Capital would have the power to indemnify such person against such liability under Article V.

     All of Capital's directors and officers will be covered by insurance policies intended to be obtained by Capital against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.




  EXHIBIT
  NUMBER                              EXHIBIT
  -------                             -------
   2.1      Securities Purchase and Redemption Agreement, dated August
            27, 1997, as amended, by and among Holdings, TCC, TWP
            Recapitalization Corp., THL and certain limited partners of
            Holdings.+*
   2.2      Contribution and Assumption Agreement, dated November 6,
            1997, by and among Holdings and TransWestern.(1)
   2.3      Assignment and Assumption Agreement, dated November 6, 1997, by and among Holdings and TransWestern.(1)
   2.4      Bill of Sale, dated November 6, 1997, by and among Holdings and TransWestern.(1)
   3.1      Certificate of Limited Partnership of Holdings.*
   3.2      Certificate of Incorporation of Capital.*
   3.3      By-Laws of Capital.*

  EXHIBIT
  NUMBER                              EXHIBIT
  -------                             -------
   3.4      Third Amended and Restated Agreement of Limited Partnership,
            as amended, of Holdings.*
   3.5      Certificate of Incorporation of TCC.*
   3.6      By-Laws of TCC.*
   4.1      Indenture, dated as of November 12, 1997, by and between the
            Discount Note Issuers and Wilmington Trust Company, as
            Trustee.(1)
   4.2      Form of 11 7/8% Senior Discount Notes due 2008.*
   4.3      Securities Purchase Agreement, dated as of November 6, 1997, by and among the Discount Note Issuers, TransWestern, TCC, and the Initial Purchasers.(1)
   4.4      Registration Rights Agreement, dated as of November 12,
            1997, by and among the Discount Note Issuers and the Initial
            Purchasers.(1)
   5.1      Opinion of Kirkland & Ellis.*
   8.1      Opinion of Kirkland & Ellis.*
  10.1      Management Agreement, dated as of October 1, 1997, by and
            between Holdings (formerly known as TransWestern Publishing
            Company, L.P.) and Thomas H. Lee Company.*
  10.2      Investors Agreement, dated as of October 1, 1997, by and
            between Holdings (formerly known as TransWestern Publishing
            Company, L.P.), TCC and the limited partners of Holdings.+*
  10.3      Registration Agreement, dated as of October 1, 1997, by and between Holdings (formerly known as TransWestern Publishing
            Company, L.P.), TCC and the limited partners of Holdings.*
  10.4      Form of Executive Agreement between Holdings (formerly known as TransWestern Publishing Company, L.P.), TCC and each
            Management Investor.(1)
  10.5      Employment Agreement, dated as of October 1, 1997, by and
            between Laurence H. Bloch and TransWestern.(1)
  10.6      Employment Agreement, dated as of October 1, 1997, by and
            between Ricardo Puente and TransWestern.(1)
  10.7      Assumption Agreement and Amended and Restated Credit
            Agreement, dated as of November 6, 1997, among the Company, the lenders listed therein and Canadian Imperial Bank of
            Commerce, as administrative agent, and First Union National
            Bank, as documentation agent.(1)
  10.8      Securities Purchase Agreement, dated as of November 6, 1997, by and among the Company, Holdings, TCC and the Initial
            Purchasers.(1)
  10.9      Indenture, dated as of November 12, 1997, by and between the
            Company and Wilmington Trust Company, as Trustee.(1)
  10.10     Registration Rights Agreement, dated as of November 12,
            1997, by and among the Company and the Initial
            Purchasers.(1)
  10.11     Form of Equity Compensation Plan.*
  12.1      Statement regarding computation of ratios of earnings to
            fixed charges.*
  21.1      Subsidiaries of Holdings and TransWestern.*
  23.1      Consent of Ernst & Young LLP Independent Auditors.*
  23.2      Consent of Kirkland & Ellis (included in Exhibit 5.1
            above).*
  24.1      Power of Attorney (included in Part II of the Registration
            Statement).*
  25.1      Statement of Eligibility of Trustee on Form T-1.*
  27.1      Financial Data Schedule.*
  99.1      Form of Letter of Transmittal.*

  EXHIBIT
  NUMBER                              EXHIBIT
  -------                             -------
  99.2      Form of Notice of Guaranteed Delivery.*
  99.3      Form of Tender Instructions.*


---------------

 *  Previously Filed.



 + Holdings agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.



(1) Filed as an Exhibit to the Registration Statement on Form S-4 (Registration No. 333-42085) filed by TransWestern Publishing Company LLC and TWP Capital Corp. II with the Securities and Exchange Commission on December 12, 1997.


     (b) Financial Statement Schedules.

        All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (5) The registrants undertake that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (9) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, TransWestern Holdings L.P. has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Diego, State of California, on the 2nd day of March, 1998.


                                          TRANSWESTERN HOLDINGS L.P.

                                          By: TransWestern Communications
                                          Company, Inc.
                                          --------------------------------------
                                          (General Partner)

                                          By:     /s/ LAURENCE H. BLOCH
                                            ------------------------------------
                                            Name: Laurence H. Bloch
                                            Title: Vice President, Secretary

                                   * * * * *


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement and power of attorney has been signed below by the following persons in the capacities indicated on the 2nd day of March, 1998.


                      SIGNATURE                                             CAPACITY
                      ---------                                             --------

                          *                              President and Chief Executive Officer and
-----------------------------------------------------      Director of TCC (Principal Executive
                   Ricardo Puente                          Officer)

                          *                              Chairman and Secretary and Director of TCC
-----------------------------------------------------
                  Laurence H. Bloch

                          *                              Vice President, Chief Financial Officer and
-----------------------------------------------------      Assistant Secretary (Principal Financial and
                   Joan M. Fiorito                         Accounting Officer)
                          *                              Director of TCC
-----------------------------------------------------
                   C. Hunter Boll

                          *                              Director of TCC
-----------------------------------------------------
                 Terrence M. Mullen

                          *                              Director of TCC
-----------------------------------------------------
                Christopher J. Perry

                          *                              Director of TCC
-----------------------------------------------------
                   Scott A. Schoen

                          *                              Director of TCC
-----------------------------------------------------
                  Marcus D. Wedner

* The undersigned, by signing her name hereto, does sign and execute this Amendment No. 3 to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and previously filed with the Securities and Exchange Commission.


                 /s/ JOAN M. FIORITO
-----------------------------------------------------
          Joan M. Fiorito, Attorney in Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, TWP Capital Corp. has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Diego, State of California, on the 2nd day of March, 1998.


                                          TWP CAPITAL CORP.

                                          By:     /s/ LAURENCE H. BLOCH
                                            ------------------------------------
                                            Name: Laurence H. Bloch
                                            Title: President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd day of March, 1998.


                      SIGNATURE                                             CAPACITY
                      ---------                                             --------

                /s/ LAURENCE H. BLOCH                    President, Secretary and Director (Principal
-----------------------------------------------------      Executive Officer)
                  Laurence H. Bloch

                 /s/ JOAN M. FIORITO                     Vice President and Assistant Secretary
-----------------------------------------------------      (Principal Financial and Accounting Officer)
                   Joan M. Fiorito

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                              EXHIBIT
  -------                             -------
   2.1      Securities Purchase and Redemption Agreement, dated August
            27, 1997, as amended, by and among Holdings, TCC, TWP
            Recapitalization Corp., THL and certain limited partners of
            Holdings.+*
   2.2      Contribution and Assumption Agreement, dated November 6,
            1997, by and among Holdings and TransWestern.(1)
   2.3      Assignment and Assumption Agreement, dated November 6, 1997, by and among Holdings and TransWestern.(1)
   2.4      Bill of Sale, dated November 6, 1997, by and among Holdings and TransWestern.(1)
   3.1      Certificate of Limited Partnership of Holdings.*
   3.2      Certificate of Incorporation of Capital.*
   3.3      By-Laws of Capital.*
   3.4      Third Amended and Restated Agreement of Limited Partnership,
            as amended, of Holdings.*
   3.5      Certificate of Incorporation of TCC.*
   3.6      By-Laws of TCC.*
   4.1      Indenture, dated as of November 12, 1997, by and between the
            Discount Note Issuers and Wilmington Trust Company, as
            Trustee.(1)
   4.2      Form of 11 7/8% Senior Discount Notes due 2008.*
   4.3      Securities Purchase Agreement, dated as of November 6, 1997, by and among the Discount Note Issuers, TransWestern, TCC, and the Initial Purchasers.(1)
   4.4      Registration Rights Agreement, dated as of November 12,
            1997, by and among the Discount Note Issuers and the Initial
            Purchasers.(1)
   5.1      Opinion of Kirkland & Ellis.*
   8.1      Opinion of Kirkland & Ellis.*
  10.1      Management Agreement, dated as of October 1, 1997, by and
            between Holdings (formerly known as TransWestern Publishing
            Company, L.P.) and Thomas H. Lee Company.*
  10.2      Investors Agreement, dated as of October 1, 1997, by and
            between Holdings (formerly known as TransWestern Publishing
            Company, L.P.), TCC and the limited partners of Holdings.+*
  10.3      Registration Agreement, dated as of October 1, 1997, by and between Holdings (formerly known as TransWestern Publishing
            Company, L.P.), TCC and the limited partners of Holdings.*
  10.4      Form of Executive Agreement between Holdings (formerly known as TransWestern Publishing Company, L.P.), TCC and each
            Management Investor.(1)
  10.5      Employment Agreement, dated as of October 1, 1997, by and
            between Laurence H. Bloch and TransWestern.(1)
  10.6      Employment Agreement, dated as of October 1, 1997, by and
            between Ricardo Puente and TransWestern.(1)
  10.7      Assumption Agreement and Amended and Restated Credit
            Agreement, dated as of November 6, 1997, among the Company, the lenders listed therein and Canadian Imperial Bank of
            Commerce, as administrative agent, and First Union National
            Bank, as documentation agent.(1)
  10.8      Securities Purchase Agreement, dated as of November 6, 1997, by and among the Company, Holdings, TCC and the Initial
            Purchasers.(1)
  10.9      Indenture, dated as of November 12, 1997, by and between the
            Company and Wilmington Trust Company, as Trustee.(1)

  EXHIBIT
  NUMBER                              EXHIBIT
  -------                             -------
  10.10     Registration Rights Agreement, dated as of November 12,
            1997, by and among the Company and the Initial
            Purchasers.(1)
  10.11     Form of Equity Compensation Plan.*
  12.1      Statement regarding computation of ratios of earnings to
            fixed charges.*
  21.1      Subsidiaries of Holdings and TransWestern.*
  23.1      Consent of Ernst & Young LLP Independent Auditors.*
  23.2      Consent of Kirkland & Ellis (included in Exhibit 5.1
            above).*
  24.1      Power of Attorney (included in Part II of the Registration
            Statement).*
  25.1      Statement of Eligibility of Trustee on Form T-1.*
  27.1      Financial Data Schedule.*
  99.1      Form of Letter of Transmittal.*
  99.2      Form of Notice of Guaranteed Delivery.*
  99.3      Form of Tender Instructions.*


---------------
 *  Previously Filed.

 + Holdings agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.

(1) Filed as an Exhibit to the Registration Statement on Form S-4 (Registration No. 333-42085) filed by TransWestern Publishing Company LLC and TWP Capital Corp. II with the Securities and Exchange Commission on December 12, 1997.